Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2021 FOURTH-QUARTER AND FULL-YEAR RESULTS
•Fourth-quarter 2021 net income from continuing operations was $61.0 million or $1.69 per diluted share
•Rail North America’s fleet utilization remained high at 99.2%
•Full-year investment volume exceeded $1.0 billion

CHICAGO, Jan. 25, 2022 - GATX Corporation (NYSE:GATX) today reported 2021 fourth-quarter and full-year results. Results for the fourth quarter and full year ending Dec. 31 are summarized below:

	Three Months Ended December 31		Twelve Months Ended December 31
Per Diluted Share	2021	2020	2021	2020
Income from Continuing Operations	$1.69	$0.50	$3.98	$4.24
Income from Discontinued Operations	—	—	—	0.03
Total	$1.69	$0.50	$3.98	$4.27

2021 fourth-quarter net income from continuing operations was $61.0 million or $1.69 per diluted share, compared to net income from continuing operations of $17.8 million or $0.50 per diluted share in the fourth quarter of 2020. The 2021 fourth-quarter results include a net positive impact from Tax Adjustments and Other Items of $0.11 per diluted share. Details related to these items are provided in the attached Supplemental Information under Tax Adjustments and Other Items.

Net income from continuing operations for the full-year 2021 was $143.1 million or $3.98 per diluted share, compared to $150.2 million or $4.24 per diluted share in the prior year period. The 2021 and 2020 full-year results include net negative impacts from Tax Adjustments and Other Items of $1.08 per diluted share and $0.35 per diluted share, respectively.

"Our 2021 financial results were significantly better than we anticipated," said Brian A. Kenney, president and chief executive officer of GATX. "Rail North America's outperformance was driven by improving market conditions combined with exceptional execution by our commercial and operations teams. In addition to achieving higher fleet utilization and a higher renewal success rate, we have now experienced six consecutive quarters of sequential increases in absolute lease rates. Lower fleet churn as a result of this strong commercial performance, combined with efficiency improvements across our network, helped drive lower maintenance costs. We also further optimized our fleet by selectively selling railcars into a robust secondary market, generating strong remarketing income.

"Rail International also performed well, despite supply chain and COVID-related interruptions at railcar manufacturers that delayed new car deliveries. Demand for our railcars remained strong in Europe and India. Consequently, Rail International maintained high fleet utilization and continued to experience increases in renewal lease rates. In Portfolio Management, results were in line with our lower expectations given the ongoing negative impact of global travel restrictions on long-haul air travel.

"In 2021, we continued to execute on our strategy to invest in attractive leasing assets across our global businesses. For the second year in a row, our full-year investment volume exceeded $1.0 billion."

Mr. Kenney added, "In 2022, we anticipate the steady recovery in the North American railcar leasing market will continue. We expect market lease rates to increase above average expiring rates for railcars renewing during the year. Combined with higher asset disposition gains, Rail North America is expected to produce higher segment profit in 2022. Rail International’s 2022 segment profit is also expected to increase as strong demand for new and existing railcars continues in Europe and India. In Portfolio Management, we currently project a decrease in our earnings from the Rolls-Royce and Partners Finance affiliates as the global aviation market continues to experience significant uncertainty. Finally, we anticipate higher Trifleet earnings in 2022 as demand for tank containers worldwide remains strong."

Mr. Kenney concluded, “We expect that continuing improvement in the North American railcar leasing market combined with the attractive investments made across our global businesses in recent years will continue to drive earnings growth at GATX. Based on this outlook, we currently expect 2022 earnings to be in the range of $5.50 to $5.80 per diluted share.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $75.6 million in the fourth quarter of 2021, compared to $49.5 million in the fourth quarter of 2020. Higher segment profit was primarily due to higher gains on asset dispositions in the quarter. Full-year 2021 Rail North America reported segment profit of $285.4 million, compared to $227.6 million in 2020. Higher segment profit in 2021 was primarily the result of higher gains on asset dispositions and lower maintenance expense, partially offset by lower lease revenue. The 2021 fourth-quarter and year-to-date segment profit include a net gain of $5.3 million from Tax Adjustments and Other Items.

At Dec. 31, 2021, Rail North America’s wholly owned fleet was approximately 114,500 cars, including more than 12,900 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.2% at the end of the fourth quarter, compared to 99.2% at the end of the prior quarter and 98.1% at 2020 year end. During the fourth quarter, the GATX Lease Price Index (LPI), a weighted-average lease renewal rate for a group of railcars representative of Rail North America’s fleet, was negative 0.7%. This compares to negative 8.1% in the prior quarter and negative 22.6% in the fourth quarter of 2020. The average lease renewal term for railcars included in the LPI during the fourth quarter was 37 months, compared to 32 months in the prior quarter and 34 months in the fourth quarter of 2020. The fourth-quarter renewal success rate was 89.2%, compared to 84.0% in the prior quarter and 77.0% in the fourth quarter of 2020.

For full-year 2021, the renewal lease rate change of the LPI was negative 8.5% and the average renewal term was 32 months, compared to negative 23.5% and 31 months in 2020. The renewal success rate for 2021 was 82.7%, compared to 70.8% in 2020. Total investment volume was $574.4 million in 2021.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $28.9 million in the fourth quarter of 2021, compared to $25.6 million in the fourth quarter of 2020. Fourth-quarter segment profit increase was predominately driven by more railcars on lease and foreign exchange impacts, partially offset by higher maintenance expense. Rail International reported full-year segment profit of $105.0 million in 2021, compared to $83.5 million in 2020. Higher year-to-date segment profit was primarily driven by more railcars on lease.

At Dec. 31, 2021, GRE’s fleet consisted of approximately 27,100 cars and utilization was 98.7%, compared to 98.1% at the end of the prior quarter and 98.1% at 2020 year end.

Additional fleet statistics for GRE are provided on the last page of this press release.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $36.3 million in the fourth quarter of 2021, compared to segment loss of $5.7 million in the fourth quarter of 2020. Higher segment profit was driven by performance at the Rolls-Royce and Partners Finance (RRPF) affiliates and GATX Engine Leasing earnings. Full-year 2021 segment profit was $60.8 million, compared to $77.4 million in 2020. The decrease in year-to-date segment profit was primarily due to lower share of affiliates’ earnings from the Rolls-Royce and Partners Finance affiliates.

DISCONTINUED OPERATIONS
In the second quarter of 2020, GATX completed the sale of American Steamship Company (ASC). The ASC business segment is accounted for as discontinued operations. The final gain on the sale of ASC, net of taxes, was $3.3 million. Results for discontinued operations are summarized below:

(Income per diluted share)	Three Months Ended December 31		Twelve Months Ended December 31
Discontinued Operations	2021	2020	2021	2020
Operations, net of taxes	$—	$—	$—	$(0.06)
Gain on sale of ASC, net of taxes	—	—	—	0.09
Total Discontinued Operations	$—	$—	$—	$0.03

COMPANY DESCRIPTION
GATX Corporation (NYSE:GATX) strives to be recognized as the finest railcar leasing company in the world by our customers, our shareholders, our employees and the communities where we operate. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for over 120 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2021 fourth-quarter and full-year results. Call details are as follows:

Tuesday, Jan. 25, 2022
11 a.m. Eastern Time
Domestic Dial-In: 1-800-289-0720
International Dial-In: 1-323-701-0160
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 1989871

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), Jan. 25, 2022.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. Forward-looking statements include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The outcome of the events described in forward-looking statements is subject to risks, uncertainties, and other factors , in addition discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2020 and subsequent reports on Form 10-Q. The following is a summary of the principal risks we face that could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•the duration and effects of the global COVID-19 pandemic and any mandated pandemic mitigation requirements, including adverse impacts on our business, personnel, operations, commercial activity, supply chain, the demand for our transportation assets, the value of our assets, our liquidity, and macroeconomic conditions
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦weak macroeconomic conditions
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading"
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations
◦other operational or commercial needs or decisions of our customers
◦customers' desire to buy, rather than lease, our transportation assets
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income

•inability to successfully consummate and manage ongoing acquisition and divestiture activities
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses
•fluctuations in foreign exchange rates
•inflation or deflation
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•asset impairment charges we may be required to recognize
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•changes in banks' inter-lending rate reporting practices and the phasing out of LIBOR
•competitive factors in our primary markets, including competitors with significantly lower costs of capital
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties, sanctions, or trade barriers affecting our activities in the countries where we do business
•changes in, or failure to comply with, laws, rules, and regulations
•U.S. and global political conditions
•inability to obtain cost-effective insurance
•environmental liabilities and remediation costs
•potential obsolescence of our assets
•inadequate allowances to cover credit losses in our portfolio
•operational, functional and regulatory risks associated with severe weather events, climate change and natural disasters
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Director, Investor Relations
312-621-4285
shari.hellerman@gatx.com

(1/25/2022)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2021	2020	2021	2020
Revenues
Lease revenue	$288.4	$274.2	$1,140.5	$1,087.5
Marine operating revenue	5.4	4.0	19.1	15.6
Other revenue	27.2	26.7	97.8	106.1
Total Revenues	321.0	304.9	1,257.4	1,209.2
Expenses
Maintenance expense	72.0	70.7	297.1	315.5
Marine operating expense	3.7	8.8	17.5	19.7
Depreciation expense	93.2	85.1	364.4	330.5
Operating lease expense	9.1	11.2	39.2	49.3
Other operating expense	12.7	9.3	44.0	35.3
Selling, general and administrative expense	57.5	46.2	198.3	172.0
Total Expenses	248.2	231.3	960.5	922.3
Other Income (Expense)
Net gain (loss) on asset dispositions	26.8	(0.6)	105.9	41.7
Interest expense, net	(50.6)	(48.8)	(204.0)	(190.3)
Other income (expense)	6.0	(0.8)	(3.7)	(13.0)
Income before Income Taxes and Share of Affiliates’ Earnings	55.0	23.4	195.1	125.3
Income taxes	(16.8)	(7.7)	(53.2)	(37.3)
Share of affiliates’ earnings, net of taxes	22.8	2.1	1.2	62.2
Net Income from Continuing Operations	$61.0	$17.8	$143.1	$150.2

Discontinued Operations, Net of Taxes
Net loss from discontinued operations, net of taxes	$—	$—	$—	$(2.2)
Gain on sale of discontinued operations, net of taxes	—	—	—	3.3
Total Discontinued Operations, Net of Taxes	$—	$—	$—	$1.1

Net Income	$61.0	$17.8	$143.1	$151.3

Share Data
Basic earnings per share from continuing operations	1.72	$0.51	4.04	$4.30
Basic earnings per share from discontinued operations	—	—	—	0.03
Basic earnings per share from consolidated operations	$1.72	$0.51	$4.04	$4.33
Average number of common shares	35.5	35.0	35.4	35.0

Diluted earnings per share from continuing operations	1.69	$0.50	3.98	$4.24
Diluted earnings per share from discontinued operations	—	—	—	0.03
Diluted earnings per share from consolidated operations	$1.69	$0.50	$3.98	$4.27
Average number of common shares and common share equivalents	36.0	35.6	36.0	35.4

Dividends declared per common share	$0.50	$0.48	$2.00	$1.92

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	December 31	December 31
	2021	2020
Assets
Cash and Cash Equivalents	$344.3	$292.2
Restricted Cash	0.2	0.4
Receivables
Rent and other receivables	69.8	74.7
Finance leases (as lessor)	100.2	74.0
Less: allowance for losses	(6.2)	(6.5)
	163.8	142.2

Operating Assets and Facilities	11,163.6	10,484.0
Less: allowance for depreciation	(3,378.8)	(3,313.3)
	7,784.8	7,170.7
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	270.7	335.9
Finance leases, net of accumulated depreciation	1.5	37.5
	272.2	373.4

Investments in Affiliated Companies	588.4	584.7
Goodwill	123.0	143.7
Other Assets	265.0	230.3
Total Assets	$9,541.7	$8,937.6

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	215.8	$147.3
Debt
Commercial paper and borrowings under bank credit facilities	18.1	23.6
Recourse	5,887.5	5,329.0
	5,905.6	5,352.6
Lease Obligations (as lessee)
Operating leases	286.2	348.6
Finance leases	1.5	33.3
	287.7	381.9

Deferred Income Taxes	1,001.0	962.8
Other Liabilities	112.4	135.6
Total Liabilities	7,522.5	6,980.2
Total Shareholders’ Equity	2,019.2	1,957.4
Total Liabilities and Shareholders’ Equity	$9,541.7	$8,937.6

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2021
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$203.1	$68.2	$8.3	$8.8	$288.4
Marine operating revenue	—	—	5.4	—	5.4
Other revenue	20.8	3.5	—	2.9	27.2
Total Revenues	223.9	71.7	13.7	11.7	321.0
Expenses
Maintenance expense	56.6	14.0	—	1.4	72.0
Marine operating expense	—	—	3.7	—	3.7
Depreciation expense	65.4	18.4	5.0	4.4	93.2
Operating lease expense	9.1	—	—	—	9.1
Other operating expense	7.7	3.5	0.5	1.0	12.7
Total Expenses	138.8	35.9	9.2	6.8	190.7
Other Income (Expense)
Net gain on asset dispositions	19.5	0.7	6.3	0.3	26.8
Interest expense, net	(33.7)	(11.0)	(4.6)	(1.3)	(50.6)
Other income (expense)	4.5	3.4	—	(1.9)	6.0
Share of affiliates' pre-tax income	0.2	—	30.1	—	30.3
Segment profit	$75.6	$28.9	$36.3	$2.0	$142.8
Less:
Selling, general and administrative expense					57.5
Income taxes (includes $7.5 related to affiliates' earnings)					24.3
Net income from continuing operations					$61.0

Discontinued operations, net of taxes
Net income from discontinuing operations, net of taxes					$—
Loss on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$—

Net income					$61.0

Selected Data:
Investment volume	$180.0	$47.2	$—	$11.5	$238.7

Net (Loss) Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$18.5	$0.5	$—	$—	$19.0
Residual sharing income	0.1	—	6.3	—	6.4
Non-remarketing net gains (1)	3.3	0.2	—	0.3	3.8
Asset impairments	(2.4)	—	—	—	(2.4)
	$19.5	$0.7	$6.3	$0.3	$26.8
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2020
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$207.5	$66.5	$0.2	$—	$274.2
Marine operating revenue	—	—	4.0	—	4.0
Other revenue	23.3	3.2	0.2	—	26.7
Total Revenues	230.8	69.7	4.4	—	304.9
Expenses
Maintenance expense	58.2	12.5	—	—	70.7
Marine operating expense	—	—	8.8	—	8.8
Depreciation expense	65.6	18.2	1.3	—	85.1
Operating lease expense	11.2	—	—	—	11.2
Other operating expense	6.5	2.6	0.2	—	9.3
Total Expenses	141.5	33.3	10.3	—	185.1
Other Income (Expense)
Net (loss) gain on asset dispositions	(1.6)	0.4	0.6	—	(0.6)
Interest (expense) income, net	(36.4)	(11.9)	(3.1)	2.6	(48.8)
Other (expense) income	(1.7)	0.7	—	0.2	(0.8)
Share of affiliates' pre-tax (loss) income	(0.1)	—	2.7	—	2.6
Segment profit (loss)	$49.5	$25.6	$(5.7)	$2.8	$72.2
Less:
Selling, general and administrative expense					46.2
Income taxes (includes $0.5 related to affiliates' earnings)					8.2
Net income from continuing operations					$17.8

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$—
Gain on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$—

Net income					$17.8

Selected Data:
Investment volume	$167.4	$51.5	$0.2	$203.5	$422.6

Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Net (loss) gains on disposition of owned assets	$(0.3)	$0.3	$—	$—	$—
Residual sharing income	0.1	—	0.6	—	0.7
Non-remarketing net (losses) gains (1)	(1.1)	0.1	—	—	(1.0)
Asset impairments	(0.3)	—	—	—	(0.3)
	$(1.6)	$0.4	$0.6	$—	$(0.6)
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2021
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$814.5	$272.9	$28.1	$25.0	$1,140.5
Marine operating revenue	—	—	19.1	—	19.1
Other revenue	77.2	11.4	0.5	8.7	97.8
Total Revenues	891.7	284.3	47.7	33.7	1,257.4
Expenses
Maintenance expense	235.4	57.6	—	4.1	297.1
Marine operating expense	—	—	17.5	—	17.5
Depreciation expense	261.1	73.6	17.6	12.1	364.4
Operating lease expense	39.2	—	—	—	39.2
Other operating expense	30.3	9.0	1.7	3.0	44.0
Total Expenses	566.0	140.2	36.8	19.2	762.2
Other Income (Expense)
Net gain on asset dispositions	94.3	2.7	8.0	0.9	105.9
Interest expense, net	(136.2)	(45.2)	(16.6)	(6.0)	(204.0)
Other income (expense)	1.6	3.4	2.0	(10.7)	(3.7)
Share of affiliates' pre-tax income	—	—	56.5	—	56.5
Segment profit (loss)	$285.4	$105.0	$60.8	$(1.3)	$449.9
Less:
Selling, general and administrative expense					198.3
Income taxes (includes $55.3 related to affiliates' earnings)					108.5
Net income from continuing operations					$143.1

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$—
Gain on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$—

Net income					$143.1

Selected Data:
Investment volume	$574.4	$173.3	$353.0	$31.2	$1,131.9

Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$80.7	$1.2	$—	$0.5	$82.4
Residual sharing income	0.9	—	8.0	—	8.9
Non-remarketing net gains (1)	15.1	1.5	—	0.4	17.0
Asset impairments	(2.4)	—	—	—	(2.4)
	$94.3	$2.7	$8.0	$0.9	$105.9
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2020
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$838.3	$248.4	$0.8	$—	$1,087.5
Marine operating revenue	—	—	15.6	—	15.6
Other revenue	95.8	9.7	0.6	—	106.1
Total Revenues	934.1	258.1	17.0	—	1,209.2
Expenses
Maintenance expense	264.7	50.8	—	—	315.5
Marine operating expense	—	—	19.7	—	19.7
Depreciation expense	258.6	66.6	5.3	—	330.5
Operating lease expense	49.3	—	—	—	49.3
Other operating expense	27.3	7.5	0.5	—	35.3
Total Expenses	599.9	124.9	25.5	—	750.3
Other Income (Expense)
Net gain on asset dispositions	38.3	1.2	2.2	—	41.7
Interest (expense) income, net	(139.9)	(45.9)	(12.2)	7.7	(190.3)
Other expense	(4.9)	(5.0)	—	(3.1)	(13.0)
Share of affiliates' pre-tax (loss) income	(0.1)	—	95.9	—	95.8
Segment profit	$227.6	$83.5	$77.4	$4.6	$393.1
Less:
Selling, general and administrative expense					172.0
Income taxes (includes $33.6 related to affiliates' earnings)					70.9
Net income from continuing operations					$150.2

Discontinued operations, net of taxes
Net loss from discontinued operations, net of taxes					$(2.2)
Gain on sale of discontinued operations, net of taxes					3.3
Total discontinued operations, net of taxes					$1.1

Net income					$151.3

Selected Data:
Investment volume	$642.0	$216.0	$0.5	$205.5	$1,064.0

Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$38.8	$0.5	$0.1	$—	$39.4
Residual sharing income	0.4	—	2.1	—	2.5
Non-remarketing net (losses) gains (1)	(0.6)	0.7	—	—	0.1
Asset impairments	(0.3)	—	—	—	(0.3)
	$38.3	$1.2	$2.2	$—	$41.7
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income(1)

	Three Months Ended December 31		Twelve Months Ended December 31
	2021	2020	2021	2020
Net income (GAAP)	$61.0	$17.8	$143.1	$151.3
Less: Net income from discontinued operations (GAAP)	—	—	—	1.1
Net income from continuing operations (GAAP)	$61.0	$17.8	$143.1	$150.2
Adjustments attributable to pre-tax income from continuing operations:
Net insurance proceeds (2)	$(5.3)	$—	$(5.3)	$—
Debt extinguishment costs (3)	—	—	4.5	—
Total adjustments attributable to pre-tax income from continuing operations	$(5.3)	$—	$(0.8)	$—
Income taxes thereon, based on applicable effective tax rate	$1.3	$—	$0.2	$—
Adjustments attributable to affiliates' earnings, net of taxes:
Income tax rate changes (4)	—	—	39.7	12.3
Total adjustments attributable to affiliates' earnings, net of taxes	$—	$—	$39.7	$12.3
Net income from continuing operations, excluding tax adjustments and other items (non-GAAP)	$57.0	$17.8	$182.2	$162.5
Net income from discontinued operations, excluding tax adjustments and other items (non-GAAP)	—	—	—	1.1
Net income from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$57.0	$17.8	$182.2	$163.6

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share(1)

	Three Months Ended December 31		Twelve Months Ended December 31
	2021	2020	2021	2020
Diluted earnings per share from continuing operations (GAAP)	$1.69	$0.50	$3.98	$4.24
Diluted earnings per share from discontinued operations (GAAP)	—	—	—	0.03
Diluted earnings per share from consolidated operations (GAAP)	$1.69	$0.50	$3.98	$4.27

Diluted earnings per share from continuing operations, excluding tax adjustments and other items (non-GAAP)	$1.58	$0.50	$5.06	$4.59
Diluted earnings per share from discontinued operations, excluding tax adjustments and other items (non-GAAP)	—	—	—	0.03
Diluted earnings per share from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$1.58	$0.50	$5.06	$4.62

Impact of Tax Adjustments and Other Items on Return on Equity(1)

	Twelve Months Ended December 31
	2021	2020
Return on Equity (GAAP)	7.2%	8.0%
Return on Equity, excluding tax adjustments and other items (non-GAAP) (5)	11.0%	10.5%
 _________
(1)    In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2)    Net gain from insurance recoveries for storm damage to a maintenance facility at Rail North America.
(3)    Write-off of unamortized deferred financing costs associated with the early redemption of our $150 million 5.625% Senior Notes due 2066.
(4)    Deferred income tax adjustments due to an enacted corporate income tax rate increase in the United Kingdom in 2021 and the elimination of a previously announced corporate income tax rate reduction in the United Kingdom in 2020.
(5)    Shareholders' equity used in this calculation excludes the increases resulting from the impact of the Tax Cuts and Jobs Act of 2017.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Total Assets, Excluding Cash, by Segment
Rail North America	$6,101.6	$5,976.8	$5,916.3	$5,896.5	$5,887.5
Rail International	1,689.2	1,672.2	1,695.8	1,653.4	1,699.2
Portfolio Management	1,040.0	1,019.6	1,023.2	1,057.5	700.5
Other	366.4	351.5	347.1	348.8	357.8
Total Assets, excluding cash	$9,197.2	$9,020.1	$8,982.4	$8,956.2	$8,645.0
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(344.3)	$(566.0)	$(417.9)	$(958.9)	$(292.2)
Commercial paper and bank credit facilities	18.1	20.7	17.9	19.6	23.6
Recourse debt	5,887.5	6,029.8	5,803.1	6,374.6	5,329.0
Operating lease obligations	286.2	292.1	298.7	328.0	348.6
Finance lease obligations	1.5	—	43.6	—	33.3
Total debt and lease obligations, net of unrestricted cash	5,849.0	5,776.6	5,745.4	5,763.3	5,442.3
Shareholders’ Equity	$2,019.2	$1,976.9	$1,971.4	$1,690.0	$1,957.4
Recourse Leverage (1)	2.9	2.9	2.9	2.9	2.8
 _________
(1)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$9,541.7	$9,586.3	$9,400.5	$9,915.3	$8,937.6
Less: cash	(344.5)	(566.2)	(418.1)	(959.1)	(292.6)
Total Assets, excluding cash	$9,197.2	$9,020.1	$8,982.4	$8,956.2	$8,645.0

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	(0.7)%	(8.1)%	(6.7)%	(18.1)%	(22.6)%
Average renewal term (months)	37	32	29	30	34
Fleet Rollforward (2)
Beginning balance	101,341	102,144	102,903	103,745	103,363
Cars added	959	742	693	977	1,015
Cars scrapped	(358)	(947)	(770)	(1,002)	(571)
Cars sold	(372)	(598)	(682)	(817)	(62)
Ending balance	101,570	101,341	102,144	102,903	103,745
Utilization	99.2%	99.2%	98.5%	97.8%	98.1%
Average active railcars	100,658	100,467	100,722	101,099	101,723
Boxcar Fleet
Ending balance	12,946	12,809	12,659	13,880	14,315
Utilization	99.7%	98.4%	97.1%	97.1%	95.8%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	26,840	26,727	26,498	26,343	25,956
Cars added	333	213	359	226	446
Cars scrapped/sold	(64)	(100)	(130)	(71)	(59)
Ending balance	27,109	26,840	26,727	26,498	26,343
Utilization	98.7%	98.1%	98.4%	98.2%	98.1%
Average active railcars	26,562	26,310	26,156	25,917	25,669
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	76.5%	75.2%	75.6%	74.6%	74.7%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	6.6%	7.9%	9.4%	(2.6)%	(12.9)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	5.6%	5.6%	5.9%	(3.8)%	(3.4)%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(4.5)%	(3.6)%	(4.3)%	(14.4)%	(14.0)%
Production Backlog at Railcar Manufacturers (5)	n/a (6)	37,779	37,470	34,829	34,598
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. GATX calculates the index using the weighted-average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.